UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 28, 2011
GATX Corporation
(Exact name of registrant as specified in its charter)

New York	1-2328	36-1124040
(State or other jurisdiction of	(Commission File)	(IRS Employer
incorporation)	Number)	Identification No.)
222 West Adams Street
Chicago, Illinois 60606
(Address of principal executive offices, including zip code)
(312) 621-6200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:
☐     Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     GATX Corporation (the “Company”) has amended and restated its Bylaws to provide that directors of the Company to be elected at a meeting of shareholders shall be elected by a majority of the votes cast at the meeting; provided, however, that if the Board of Directors determines that the number of nominees exceeds the number of directors to be elected at such meeting (a “Contested Election”), in that case directors shall be elected by a plurality of the votes cast. The Board has established and will maintain procedures under which any incumbent director who fails to receive a majority of the votes cast at a shareholder meeting (other than a Contested Election) shall offer to tender his or her resignation from the Board. The description set forth above regarding the Company’s amended and restated by-laws is qualified in its entirety by reference to the full text of such amended and restated by-laws, a copy of which is attached to this current report on Form 8-K as Exhibit 3.1.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GATX CORPORATION
(Registrant)
/s/ William M. Muckian
William M. Muckian
Senior Vice-President, Controller and Chief Accounting Officer (Duly Authorized Officer)

Date: February 11, 2011

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
3.1	Amended and Restated Bylaws of GATX Corporation	Filed Electronically